SUBSTITUTE POWER OF ATTORNEY

	Under the terms of the power of attorney dated July 14, 2020 (the "Original
Power of Attorney"), the undersigned, Lisa Richter, was appointed attorney-in-fact for Francesca Luthi (the "Section 16 Reporting Person"),
signing singly, to:

	(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% shareholder of Assurant, Inc. (the
"Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;

	(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

	(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	In accordance with the authority granted under the Original Power of Attorney, including power of substitution, the  undersigned hereby appoints Kay Foster as a substitute attorney-in-fact, on behalf of the Section 16 Reporting Person, with the power to act without any other and with full power of substitution, to exercise and execute all of the powers granted or conferred in the Original
Power of Attorney. In accordance with the authority granted under the Original
Power of Attorney, including power of revocation, the undersigned hereby revokes
Nora Mulrooney's appointment as attorney-in-fact on behalf of the Section 16
Reporting Person.

Date: June 6, 2023

By:  /s/ Lisa Richter
Name: Lisa Richter
Title: Attorney-in-Fact